Exhibit 23.1

Tel: 301-654-4900	7101 Wisconsin Ave, Suite 800
Fax: 301-654-3567	Bethesda, MD 20814
www.bdo.com

Consent of Independent Registered Public Accounting Firm

HC2 Holdings, Inc.

Herndon, Virginia

We hereby consent to the incorporation by reference into this Registration Statement of our reports dated March 31, 2014, relating to the financial statements, the effectiveness of HC2 Holdings, Inc.’s internal control over financial reporting and the financial statement schedule listed in the accompanying index appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Bethesda, Maryland

September 12, 2014